UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2009

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant today announced that Julian R. Geiger, the registrant’s Chief Executive Officer and Chairman of the Board, has advised the registrant that, in accordance with the terms of his employment agreement, Mr. Geiger expects to exercise the right of election granted to him, thereby ending his service as Chief Executive Officer at approximately the end of the registrant’s current fiscal year. Mr. Geiger has served as Aéropostale’s CEO since 1996.  Mr. Geiger will continue to serve as Chairman of the company’s Board of Directors.  As a result of Mr. Geiger’s announcement, the registrant’s Board of Directors has designated Mindy C. Meads and Thomas P. Johnson as Co-CEOs, commencing on the effective date of Mr. Geiger’s election.  The Board also designated effective on the same date, Michael J. Cunningham as President and Chief Financial Officer, also commencing on the effective date of Mr. Geiger’s election.

Mindy C. Meads

In addition, the registrant also announced today that it has entered into an Employment Agreement, effective September 23, 2009, with Mindy C. Meads, the registrant’s President.  A summary of the material terms of the employment agreement are as follows:

We entered into an employment agreement with Mindy C. Meads, our President, effective September 23, 2009 that is in effect for two (2) years from Mr. Geiger’s election date.  The employment agreement contemplates an interim employment period, between the effective date and Mr. Geiger’s election date, where Ms. Meads’ title does not change.  During the interim period, Ms. Meads receives an annual base salary of $850,000, an annual incentive bonus, and medical and other benefits. Ms. Meads has an opportunity to earn an annual bonus of up to 250% of Ms. Meads’ then applicable base salary, dependent upon the Company’s and her individual performance.  Ms. Meads’ annual bonus is capped at two and one-half times her base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant’s Annual Incentive Bonus Plan.

The employment agreement also contemplates a post-election employment period, between the date of Mr. Geiger’s election and the two (2) year anniversary thereof, where Ms. Meads assumes the role of Co-Chief Executive Officer.  During the post-election employment period,  Ms. Meads receives an annual base salary of $900,000, an annual incentive bonus, and medical and other benefits. Ms. Meads has an opportunity to earn an annual bonus of up to 300% of Ms. Meads’ then applicable base salary, dependent upon the registrant’s and her individual performance.  Ms. Meads’ annual bonus is capped at three times her base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant’s Annual Incentive Bonus Plan.

On Mr. Geiger’s election date, Ms. Meads will receive a grant from the registrant of such number of shares of the registrant’s restricted stock equating to, on the grant date, $1,000,000.  This restricted stock vests 50% per year from the grant date.

Ms. Meads is entitled to participate on the same basis as other executive employees of the registrant, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Ms. Meads receives an automobile allowance in the amount of $8,500 per year.

If we terminate Ms. Meads’ employment without cause, if Ms. Meads resigns her position as a consequence of a material reduction of her responsibilities that is not rescinded within fifteen days or a material breach of our agreements with her occurs and continues more than fifteen days, she will be entitled to receive the greater of her base salary for the remainder of the term of the employment agreement or one and one quarter times her then applicable base salary.   Ms. Meads will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs.  In addition, in the event the agreement ends on its term with no further action by either party, Ms. Meads will receive severance equal to one and one quarter times her then applicable base salary and she will be subject to the restricted period referenced below.

If Ms. Meads’ employment with our Company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, she will be restricted from engaging in competitive activities for fifteen months after the termination date of her employment, and she will also be restricted from soliciting Company employees for that same period of time.

Thomas P. Johnson

    The registrant also announced today that it has entered into an Employment Agreement, effective September 23, 2009, with Thomas P. Johnson, the registrant’s Chief Operating Officer.  A summary of the material terms of the employment agreement are as follows:

We entered into an employment agreement with Thomas P. Johnson, our Chief Operating Officer, effective September 23, 2009 that is in effect for two (2) years from Mr. Geiger’s election date.  The employment agreement contemplates an interim employment period, between the effective date and Mr. Geiger’s election date, where Mr. Johnson’s title does not change.  During the interim period, Mr. Johnson receives an annual base salary of $800,000, an annual incentive bonus, and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 200% of Mr. Johnson’s then applicable base salary, dependent upon the registrant’s and his individual performance.  Mr. Johnson’s annual bonus is capped at two times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant’s Annual Incentive Bonus Plan.

The employment agreement also contemplates a post-election employment period, between the date of Mr. Geiger’s election and the two (2) year anniversary thereof, where Mr. Johnson assumes the role of Co-Chief Executive Officer.  During the post-election employment period, Mr. Johnson receives an annual base salary of $900,000, an annual incentive bonus, and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 300% of Mr. Johnson’s then applicable base salary, dependent upon the registrant’s and his individual performance.  Mr. Johnson’s annual bonus is capped at three times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant’s Annual Incentive Bonus Plan.

On Mr. Geiger’s election date, Mr. Johnson will receive a grant from the registrant of such number of shares of the registrant’s restricted stock equating to, on the grant date, $1,000,000.  This restricted stock vests 50% per year from the grant date.

Mr. Johnson is entitled to participate on the same basis as other executive employees of the registrant, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Johnson receives an automobile allowance in the amount of $8,500 per year.

If we terminate Mr. Johnson’s employment without cause, if Mr. Johnson resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days or a material breach of our agreements with him occurs and continues more than fifteen days, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or one and one quarter times his then applicable base salary.   Mr. Johnson will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs.  In addition, in the event the agreement ends on its term with no further action by either party, Mr. Johnson will receive severance equal to one and one quarter times his then applicable base salary and he will be subject to the restricted period referenced below.

If Mr. Johnson’s employment with our Company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities for fifteen months after the termination date of his employment, and he will also be restricted from soliciting Company employees for that same period of time.

Michael J. Cunningham

    The registrant also announced today that it has entered into an Employment Agreement, effective September 23, 2009, with Michael J. Cunningham, the registrant’s Chief Financial Officer.  A summary of the material terms of the employment agreement are as follows:

We entered into an employment agreement with Michael J. Cunningham, our Chief Financial Officer, effective September 23, 2009 that is in effect for two (2) years from Mr. Geiger’s election date.  The employment agreement contemplates an interim employment period, between the effective date and Mr. Geiger’s election date, where Mr. Cunningham’s title does not change.  During the interim period, Mr. Cunningham receives an annual base salary of $525,000, an annual incentive bonus, and medical and other benefits. Mr. Cunningham has an opportunity to earn an annual bonus of up to 200% of Mr. Cunningham’s then applicable base salary, dependent upon the registrant’s and his individual performance.  Mr. Cunningham’s annual bonus is capped at two times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant’s Annual Incentive Bonus Plan.

The employment agreement also contemplates a post-election employment period, between the date of Mr. Geiger’s election and the two (2) year anniversary thereof, where Mr. Cunningham assumes the role of President and Chief Financial Officer.  During the post-election employment period,  Mr. Cunningham receives an annual base salary of $550,000, an annual incentive bonus, and medical and other benefits. Mr. Cunningham has an opportunity to earn an annual bonus of up to 200% of Mr. Cunningham’s then applicable base salary, dependent upon the registrant’s and his individual performance.  Mr. Cunningham’s annual bonus is capped at two times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant’s Annual Incentive Bonus Plan.

On the effective date, Mr. Cunningham will receive a grant from the registrant of such number of shares of the registrant’s restricted stock equating to, on the grant date, $550,000.  This restricted stock vests 50% per year from the grant date.

Mr. Cunningham is entitled to participate on the same basis as other executive employees of the registrant, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Cunningham receives an automobile allowance in the amount of $8,500 per year.

If we terminate Mr. Cunningham’s employment without cause, if Mr. Cunningham resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days or a material breach of our agreements with him occurs and continues more than fifteen days, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or one and one quarter times his then applicable base salary.   Mr. Cunningham will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs.  In addition, in the event the agreement ends on its term with no further action by either party, Mr. Cunningham will receive severance equal to one and one quarter times his then applicable base salary and he will be subject to the restricted period referenced below.

If Mr. Cunningham’s employment with our Company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities for fifteen months after the termination date of his employment, and he will also be restricted from soliciting Company employees for that same period of time.

ITEM 9.01	Financial Statements and Exhibits.
C)	Exhibits

1. 10.10 Employment agreement effective September 23, 2009 with Mindy C. Meads
2. 10.11 Employment agreement effective September 23, 2009 with Thomas P. Johnson
3. 10.12 Employment agreement effective September 23, 2009 with Michael J. Cunningham

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
Executive Vice President - Chief Financial Officer

Dated: September 25, 2009